EMPLOYMENT AGREEMENT
                              --------------------

     THIS AGREEMENT (the "Agreement"), made effective as of the 27th day of January, 1998 by and between PARKE BANK, a state chartered commercial bank (the "Bank"), and VITO S. PANTILIONE (the "Executive").

                                   WITNESSETH:

     WHEREAS, the Bank is willing to employ the Executive and the Executive is willing to accept employment on such terms and conditions as hereinafter stated;

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1.   Employment.
          ----------

          The Bank hereby employs the Executive, and the Executive hereby accepts such employment and agrees to remain in the employ of the Bank, for the period stated in paragraph 3 below and upon the other terms and conditions herein provided.

     2.   Position and Duties.
          -------------------

          During the Employment Period (as defined in Section 3(a)), the Executive agrees to serve as President and Chief Executive Officer of the Bank and shall perform such managerial duties and responsibilities for the Bank which are customarily assumed by the president of a commercial bank, including such duties as an executive officer of the Bank as may be assigned to the Executive from time to time by the Board of Directors of the Bank. Throughout the Employment Period, and except for illness, vacation periods and leaves of absence granted by the Bank (if any), the Executive shall devote all his business time, attention, skill and efforts to the faithful performance of his duties hereunder, and, subject to Section 7(f)(i), accept such office or offices to which he may be elected by the Board of Directors of the Bank. Nothing provided in this Agreement shall prevent Executive from investing in any business ventures and enterprises.

     3.   Term.
          ----

          (a)  Period of Employment.
               --------------------

               The period of the Executive's employment under this Agreement shall commence as of the date on which the Bank is granted final certification from the Federal Deposit Insurance Corporation of insurance of accounts (the "Effective Date") and shall, unless sooner terminated by the death of the
 ---------------
Executive, mutual agreement or pursuant to Section 7, continue for a period of three (3) years therefrom, (such period being herein referred to as the "Employment Period"), provided, however, subject to Section 3(b), and if the
 ------------------
Employment Period has not been terminated by the death of the Executive, by mutual agreement or pursuant to Section 7, that on each December 31 during the Employment Period, the Employment Period shall be extended for one year, so that at all times the Employment Period on each January 1 during the term of this Agreement shall be an unexpired period of three (3) years. The last day of the Employment Period, as from time to time extended, and without regard to any early termination pursuant to Section 7, is hereinafter referred to as the "Expiration Date."
 ---------------

          (b)  Termination of Automatic Extension.
               ----------------------------------

               The Executive or Bank may elect to terminate the automatic extension of the Employment Period set forth in subsection 3(a) by giving written notice of such election. Any notice given hereunder shall be effective in the year in which the notice is given, if given between January 1 and June 30 of any calendar year, and in the year following the year in which the notice is given, if given between July 1 and December 31 of any calendar year. Upon effectiveness of any notice given hereunder, the Employment Period shall terminate on December 31, three (3) years after the year in which the notice to terminate is effective. In the event Executive shall tender notice pursuant to this paragraph, the Executive shall be compensated until the Expiration Date. In the event the Bank shall tender notice pursuant to this paragraph the Bank shall remain responsible for the payment to Executive of all monies due Executive pursuant to paragraph 7(h) of this Agreement until the Expiration Date which existed prior to the tender of notice to terminate the automatic extension.

     4.   Compensation.
          ------------

          (a)  Salary and Incentive Compensation.
               ---------------------------------

               For all services rendered by the Executive in any capacity during the Employment Period under this Agreement, the Executive shall be paid as compensation (i) an annual salary of $125,000, or such higher salary as may be negotiated from time to time by the Bank and the Executive (hereinafter referred to as the "annual base salary") plus (ii) a bonus payable within 30 days after
           ------------------
the end of each calendar year equal to ten percent (10%) of the net pre-tax profits of the Bank during such year up to a maximum of fifty percent (50%) of the Executive's then annual base salary. The annual base salary shall be payable in equal bi-weekly installments. For purposes of calculating Executive's bonus, "net pre-tax profits" means the Bank's gross revenues for such calendar year
 --------------------
less all operating expenses and charges to income in accordance with generally accepted accounting principles, consistently applied.

          (b)  Reimbursement of Expenses.
               -------------------------

               The Bank shall pay or reimburse the Executive, in accordance with the Bank's policies and requirements, for all reasonable travel and other expenses incurred by the Executive in performing his obligations under this Agreement. In addition, the Bank agrees to pay Executive an automobile allowance of $700 per month. This allowance shall be adjusted annually to an amount which will permit Executive to have the same class of automobile and type of insurance coverage as $700 will permit as of the date of this Agreement. The Bank shall also supply Executive with corporate gas credit cards, as well as a reasonable corporate expense account in an amount to be commensurate with industry guidelines for similar institutions.

          (c) Bank agrees to submit to Bank's shareholders for approval a stock option plan for the benefit of Executive and such other senior management officers of the Bank as the Board of Directors shall determine which will provide Executive, if adopted and approved by the Board of Directors and the shareholders, options to purchase additional shares of the Common Stock of the Bank in an amount equal to five percent (5%) of the outstanding shares of the Common Stock of the Bank at the time of the completion of the initial offering of the Bank's Common Stock at an exercise price of $5.00 per share. Such options may be exercised by Executive, subject to the vesting schedule described herein, at any time prior to 10 years after the date of adoption of the stock option plan. If adopted and approved by the Board of Directors and the shareholders, the options granted to Executive would provide twenty percent (20%) of such options would vest cumulatively during each of the first five years of the Employment Period.

Such options would not provide Executive with preemptive rights to maintain any level of stock ownership in the Bank.

     5.   Participation in Incentive Compensation and Benefit Plans.
          ---------------------------------------------------------

          In addition to the payments provided under this Agreement, the Executive (or his beneficiary) may be, or may become, entitled to benefits under any executive or contingent compensation plan, stock option, restricted stock or stock purchase plan, retirement income or pension plan, supplemental or excess benefit plan, group hospitalization, health care, or sick leave plan, life or other insurance or death benefit plan, travel and accident insurance, vacation plan, or other present or future group employee benefit plan or program of the Bank for which executive employees of the Bank generally are eligible, and the Executive may be eligible to receive, with respect to the Employment Period, all benefits and emoluments for which he is eligible under any such benefit plan or program of the Bank in accordance with the provisions and requirements of any such plan or program.

     6.   Vacation and Sick Leave.
          -----------------------

          Executive shall be entitled to be compensated for annual vacation, personal and sick leave in accordance with established Bank policy.

     7.   Termination or Suspension of Employment.
          ---------------------------------------

          (a)  Termination without Cause.

               -------------------------

               Notwithstanding anything to the contrary contained in this Agreement, subject to Executive receiving the compensation set forth in subsection (h) of this Section 7, the Bank's Board of Directors may terminate the Executive's employment under this Agreement at any time.

          (b)  Termination with Cause.
               ----------------------

               The Bank's Board of Directors may terminate the Executive's employment under this Agreement at any time for cause. The Executive shall have no right to receive compensation or other benefits for any period after termination for cause. The term "for cause" shall include and shall be limited to the following events:

               (i) The Executive is convinced of or enters a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Executive for a period of 45 consecutive days; or

               (ii) The Executive wilfully fails to follow the instructions of the Board of Directors after written notice of such instructions, other than a physical or mental illness, which willful failure results in demonstrable material injury and damage to the Bank; or


               (iii)  "Cause" as such is  intended to be  construed  pursuant to
                       -----
N.J.S.A. 17:9A-249.

          If the Bank's Board of Directors determines that Executive's employment under this Agreement shall be terminated for cause, then the Board of Directors shall forthwith provide Executive with a written notice of said determination. The notice shall contain a detailed statement of the facts which constitute the particulars of the cause for termination.

          (c)  Suspension Pursuant to Notice.
               -----------------------------

               If Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served by the New Jersey Department of Banking (the "Department of Banking") or the Federal Deposit Insurance Corporation (the "FDIC"), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. Executive shall cease immediately his duties and responsibilities to the Bank under this Agreement until resolution of such suspension or temporary prohibition. If the charges in the notice are dismissed or otherwise resolved to the satisfaction of the Board of Directors, the Bank shall, unless prohibited by the Department of Banking or the FDIC: (i) pay the Executive all or part of the compensation withheld while the Bank's obligations under this Agreement were suspended and (ii) reinstate (in whole) any of the Bank's obligations under this Agreement which were suspended.

          (d)  Termination Pursuant to Order.
               -----------------------------

               If the Executive is removed and/or permanently prohibited form participating in the conduct of the Bank's affairs by an order of the Department of Banking or the FDIC all obligations of the Bank under this Agreement shall terminate as of the effective date of the order and Executive shall cease immediately the performance of his duties and responsibilities to the Bank under this Agreement, but any options granted to Executive pursuant to Section 4(c) hereof which have then vested shall not be affected.

          (e)  Termination by the FDIC or the New Jersey Department of Banking.
               ---------------------------------------------------------------

               All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank, by the Department of Banking and/or the FDIC in connection with a supervisory merger to resolve problems related to the Bank or when the Bank is determined by the Department of Banking and/or the FDIC to be in an unsafe or unsound condition. Any options granted to Executive pursuant to Section 4(c) hereof which have then vested shall not be affected by such action.

          (f)  Termination by Executive for Good Reasons.
               -----------------------------------------

               The Executive shall be entitled to terminate his employment hereunder for good reasons. Any termination of employment hereunder under any of the following circumstances shall be for good reason, the occurrence of any of which shall be deemed a breach of this Agreement by the Bank:

               (i) without the express written consent of the Executive, the Executive is assigned any duties inconsistent with his positions, duties, responsibilities and status with the Bank as in effect on the Effective Date, or his titles as in effect on the Effective Date are changed or the Executive is removed or not re-elected to any of such positions, except in connection with the termination of the Executive's employment pursuant to subsections (b), (c),
(d) or (e) of Section 7 of this Agreement, or as a result of his substantial disability or death;

               (ii) the salary of the Executive set forth in Section 4, as the same hereafter may be increased from time to time, is materially reduced;

               (iii) the Bank fails to continue for the Executive any benefit or compensation plan providing the Executive with substantially similar benefits to those plans in which the Executive is participating at the Effective Date or in which the Executive hereafter may participate, unless any substitute or similar plan or benefit has replaced such discontinued plan or benefit; or

               (iv) the Bank shall fail to observe or perform any covenant or agreement in this Agreement to be observed or performed by the Bank;

               (v) a change in control (as defined below) of the Bank occurs.

          For the purposes of this Agreement, a "change in control of the Bank" shall mean a change in control whether by stock transfer, sale of assets, merger (except for a supervisory merger pursuant to Section 7(e) hereof), consolidation or otherwise; provided that, without limitation, such a change of control shall be deemed to have occurred if (1) any person, as such term is used in 12 C.F.R.
Section 303.4, other than those persons in control of Bank on the date hereof, acquires the power, directly or indirectly, to direct the management or policies of the Bank or to vote 25% or more of any class of voting securities of the Bank; or (2) within any period of three consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank cease for any reason to constitute at least a majority thereof.

          (g)  Termination by Executive Other Than for Good Cause
               -------------------------------------------------

               Notwithstanding anything contained herein to the contrary, the Executive may terminate this Agreement by providing twelve (12) months prior notice thereof to Bank in the manner set forth in Section 20 hereof at any time after the date that the Executive first becomes eligible to receive benefits under any pension plan established by the Bank in which case benefits shall be payable to the Executive in accordance with the provisions of such pension plan. All rights and duties of the Executive under this Agreement shall cease upon the effective date of such termination, except for any options granted to Executive pursuant to Section 4(c) hereof which have then vested.

          (h)  Remedies for Termination
               -----------------------

               Upon  termination  of  the  Executive's   employment  under  this
Agreement pursuant to subsections (a) or (f) of this Section 7, any options granted to Executive pursuant to Section 4(c) hereof which are not then vested shall become vested as of the effective date of such termination, and the Executive shall be entitled to receive the discounted present value (using a discount rate of 8% per annum) of the aggregate of:

               (i) 300% of an amount equal to the average of the three highest annual incentive compensation payments made to Executive by the Bank prior to the termination.

The foregoing amounts shall be payable in annual installments over a period of not more than three years with any unpaid amount bearing interest at the rate of 8% per annum.

          Executive shall have the right, at any time within six months after the effective date of termination pursuant to subsections 7(a) and 7(f) hereof, to give notice to Bank in the manner provided in Section 20 hereof (the "Put Notice") of Executive's desire to have Bank repurchase all of the Common Stock of Bank then owned by Executive ("Executive's Stock"). Within 90 days after receipt of the put Notice, Bank shall purchase all, but not less than all, of Executive's Stock at a purchase price equal to the announced closing price on the business day immediately preceding the Put Notice if the Bank's Common Stock is then publicly traded, or if not publicly traded, then at a price equal to the proportion the number of shares of Executive's Stock bears to all of the issued and outstanding stock of Bank of ____ times the book value of Bank as at the end of the most recent calendar year determined by Bank's audited financial statements as at such year end. Payment for Executive's Stock shall be made in annual installments over a period of not more than three years with any unpaid amount bearing interest at the rate of 8% per annum. Notwithstanding the foregoing, the Bank may, in the sole determination of the Board of Directors, suspend any payment for the repurchase of Executive's Stock if the Bank does not have sufficient operating revenues, after giving effect to other obligations of the Bank, to make any such payment. In no event shall Bank be required to invade Bank's accumulated capital to effect the purchase of Executive's Stock.

          Executive may retain and use the name "Eagle Valley Financial Services" in connection with any venture of Executive after the termination of this Agreement.

          Any payment made by Bank under this Section shall be deemed to constitute liquidated damages and not a penalty for the Bank's breach of this Agreement. Executive shall not be required to mitigate his damages hereunder by seeking employment or otherwise.

          (i)  Disability Termination
               ---------------------

               In the event of Executive's total disability (as hereinafter defined) prior to the Expiration Date of this Agreement, the Bank shall have the right to terminate Executive's employment on ten (10) days written notice to Executive, provided the Bank shall pay the Executive a disability benefit which is equal to the annual base salary provided in Section 4, as the same may have been increased from time to time, received by Executive at the commencement of the Executive's total disability, reduced by the sum of (i) the amount of any benefits to which the Executive may be entitled with respect to the same period under any disability plan or pension plan, including related supplemental and excess benefit plans or agreements, of the Bank and (ii) the disability benefits payable under any government-regulated plan including workers' compensation benefits. Payment of such disability benefit shall commence with the week coincident with the termination of Executive's employment under this Agreement and shall continue until the earlier of the Expiration Date or the Executive's death. During any period the Executive shall be entitled to receive disability payments from the Bank, to the extent that he is physically and mentally able to do so, he shall furnish information and assistance to the Bank, and, in addition, upon reasonable request in writing from time to time, he shall make himself available to the Bank to undertake reasonable assignments with the dignity, importance, and scope of his prior position and his physical and mental health. As used in this Agreement, the term "total disability" shall mean the complete inability of the Executive to perform all of his duties under this Agreement as determined by an independent physician selected with the approval of the Board of Directors and the Executive.

          (j) In the event of a partial disability or illness, the obligation of the Bank to pay the salary of Executive pursuant to Section (4) of this Agreement shall not be affected.

     8.   Confidential Information and Property of Bank.
          ---------------------------------------------

          (a) Executive acknowledges and agrees that all customers and business which Executive generates because of or during his employment with Bank and all Confidential Information (hereinafter defined), shall be the sole property of Bank.

          (b) Executive further acknowledges and agrees that in connection with his employment by Bank, Executive will have access to certain confidential and proprietary information owned by and/or related to Bank.

          (c) Executive shall not at any time before or after termination of his employment with Bank willfully use or disclose or divulge any such Confidential Information to any person, firm or corporation, except (i) in connection with and as required by the discharge of his duties hereunder, and in such instance only to the most limited extent necessary and only in the best interests of the Bank; (ii) with the prior written consent of the Board of Directors, or (iii) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event Executive shall notify Bank as promptly as practicable (and, if possible, prior to making such disclosure). Executive shall use his best efforts to prevent any such disclosure by others.

     9.   Non Piracy, Non-Solicitation and Conflicts of Interest.
          ------------------------------------------------------

          (a) Executive agrees that until two years after ceasing to be employed by Bank (such period to commence when Executive ceases to be an employee whether under this Employment Agreement or otherwise), Executive shall not for himself or on behalf of any other person, corporation, firm or other entity, without the prior written consent of the Board of Directors (i) solicit, sell, service, accept, manage or otherwise seek to acquire the banking business of any person or entity who was, within the twenty-four months preceding such date a client, customer or active prospective client or customer of Bank, unless Executive provided any banking services, either alone or with others, to such person or entity prior to the date of this Agreement, or (ii) serve in the capacity as president or chief executive officer of any other federally-insured banking institution in the Counties of Gloucester, Camden, Salem, or Cumberland, New Jersey. The foregoing restrictive covenant shall not prohibit Executive from owning, for the purpose of passive investment, less than 5% of any class of securities of any publicly held corporation. For purposes of this Section 9(a), "active prospective client or customer" means any entity or individual identified by name in any of Bank's files as a prospect on whom a call has been made or work has been done to provide any banking services for such prospect.

          (b) Executive further agrees that, until two years after ceasing to be employed by Bank (such period to commence when Executive ceases to be an employee whether under this Employment Agreement or otherwise), Executive shall not, without the prior written consent of the Board of Directors, directly or indirectly, solicit the employment, consulting or other services of any employee of any of Bank or otherwise induce any of such employees to leave Bank's employment or to breach an employment agreement therewith.

          (c) In the event that the provisions of Section 8 or 9 hereof should ever be adjudicated to exceed the time, geographic, service or product limitations permitted by applicable law in any jurisdiction, then any court of competent jurisdiction may reform such provisions in such jurisdiction to the maximum time, geographic, service or product limitations permitted by applicable law so that the provisions of Section 8 and 9 hereof may be enforced to the greatest extent permissible.

     10.  Withholding of Taxes.
          --------------------

          The Bank may withhold from any payments under this Agreement all applicable taxes, as shall be required pursuant to any law or governmental regulation or ruling.

     11.  Entire Agreement.
          ----------------

          This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings between the Bank and the Executive.

     12.  Consolidation or Merger.
          -----------------------

          Nothing in this Agreement shall preclude the Bank from consolidating or merging into or with, or transferring all or substantially all of its assets to, any Person which assumes this Agreement and all obligations of the Bank hereunder. Upon such a consolidation, merger or transfer of assets and assumption, the term, "Bank" shall refer to such other Person and this Agreement shall continue in full force and effect except for a supervisory merger pursuant to Section 7(c) hereof.

     13.  General Provisions.
          ------------------

          (a)  Non-Assignability.
               -----------------

               Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive without the Bank's prior written consent; provided, however, that nothing in this subparagraph 13(a) shall preclude the executors, administrators, or other legal representatives of the estate of the Executive from assigning any right hereunder to the Person or Persons entitled thereto under the laws of intestacy applicable to the Executive's estate.

          (b)  No Attachment.
               -------------

               Except as otherwise required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

          (c)  Binding Agreement.
               -----------------

               This Agreement shall be binding upon and inure to the benefit of the Executive and the Bank, the Executive's heirs, executors and assigns and the Bank's successors and assigns.

          (d)  "Person" Defined.
               ----------------

               "Person" as used herein means a natural person, joint venture, corporation, sole proprietorship, trust, estate, partnership, cooperative, association, organization, government or governmental entity, or other entity.

     14.  Legal Expenses.
          --------------

          The Bank shall reimburse the Executive for all reasonable legal fees and expenses incurred by the Executive in seeking to obtain or enforce any right or benefit provided by this Agreement.

     15.  Severability.
          ------------

          If for any reason any provision of this Agreement shall be held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and all other such provisions shall to the full extent consistent with law continue in full force and effect. If any such provision shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall likewise to the full extent consistent with law continue in full force and effect.

     16.  Headings.
          --------

          The headings are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     17.  Interpretation.
          --------------

          If any provision of this Agreement shall be the subject of a dispute between the Bank and the Executive and a court or arbitrator to which such dispute has been brought shall be unable to resolve which of two reasonable interpretations of such provisions is the proper interpretation thereof, then the interpretation most favorable to the Executive shall control.

     18.  Governing Law.
          -------------

          This Agreement has been executed and delivered in the State of New Jersey and its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws thereof applicable to contracts executed and to be wholly performed in New Jersey.

     19.  Consent to Jurisdiction.
          -----------------------

          Executive   and  the  Bank   irrevocably   consent  to  the  exclusive
jurisdiction of the Superior Court of New Jersey and/or the United States District Court for New Jersey in any action or proceeding pursuant to this Agreement and agree to service of process in accordance with Section 20 herein.

     20.  Notices.
          -------

          All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt if requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notices.

          (a)  If to Executive, to:

               403 Cynwyd Drive
               Absecon, NJ  08201

          (b)  If to Bank, to:

               601 Delsea Drive
               Washington Township, NJ 08080

and to such other additional Person or Persons as either party shall have designated to the other party in writing by like notice.

     21.  Successors, Binding Agreement.
          -----------------------------

          (a) The Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise), except any successor pursuant to a supervisory merger as provided in Section 7(e) hereof, to all or substantially all of the business and/or assets of the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place. Failure by the Bank to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement and the provisions of Section 7(h) of this Agreement shall apply. As used in this Agreement, "Bank" shall mean the Bank as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representative, executors, administrators, heirs, distributees, devisees, and legatees. If the Executive should die while any amount is payable to the Executive under this Agreement if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legates, or other designee, or, if there is no such designee, to the Executive's estate.






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